EXHIBIT 10.03

                            STORAGE TANK AGREEMENT WITH
                          RESOURCE PROPERTIES XXIII, INC.

                                                             11/20/96
                               AGREEMENT

This Agreement (the "Agreement") is made this day of November, 1996 by and between RESOURCE PROPERTIES XXIII, INC., a Delaware corporation ("Resource") and SVG PROPERTIES, L.P., a New Jersey limited partnership ("SVG").

WHEREAS, SVG is the owner of property whose address is 601 Poplar Street, Sharon Hill, PA which is improved by an apartment building consisting of 125 units commonly known as Mill Springs Apartments (the land and building together are referred to herein as the "Property"); and

WHEREAS, Resource is the holder of a mortgage note (the "Mortgage Note") on the Property in the original principal amount of $3,200,000; and

WHEREAS, on October 23, 1987, SVG entered into a Regulatory Agreement for Multifamily Housing Projects Coinsured by HUD (the "Regulatory Agreement"); and

WHEREAS, effective January 1, 1994, SVG entered into a Provisional Workout Agreement with the Department of Housing and Urban Development ("HUD"), a prior holder of the Note, whose rights thereunder have been assigned to Resource; and

WHEREAS, the parties are both aware that there are underground oil storage tanks on the Property; and

WHEREAS, SVG would like to borrow the money to remove the storage tanks and remediate any contaminated soil on the ternis and conditions set forth herein; and

WHEREAS, Resource is willing to lend SVG the money to do so on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises recited above and the covenants and agreement, set forth below, intending to be legally bound, the parties hereto agree as follows:

1 . Removal and Remediation. Within five (5) days from the date hereof, SVG will solicit bids from qualified, licensed and bonded contractors for the removal of the underground storage tanks and remediation of any contaminated soil on the Property ("Removal and Remediation"). The Removal and Remediation shall be performed in strict accordance with the provisions of the Pennsylvania Storage Tank and Spill Prevention Act (the "Act") and the regulations promulgated by the Pennsylvania Department of Environmental Resources (the "Department") thereunder. If SVG is able to obtain bids with estimated Removal and Remediation costs of less than One Hundred Ten Thousand Dollars ($110,000) from qualified, licensed and bonded contractors, SVG shall enter into such contracts of Removal and Remediation provided Resource has approved all of the terms and.conditions, of such contracts.

SVG agrees to file an application for removal of the tanks with the Department if required under the Act within five (5) days after the receipt of an acceptable bid.

SVG agrees to furnish Resource with a copy of all applications, reports, and correspondence relating to such Removal and Remediation within five (5) days after the receipt of filing of such documents.

2. Agreement to Lend. Resource shall lend the amounts up to the total amount required under the contracts for Removal and Remediation as such funds are required under such contracts. At the option of Resource, any amounts due may be paid directly from Resource to a contractor, with SVG's loan account being charged.

3. Terms of Loan.

(a) Any loan made pursuant to Paragraph 2 hereof shall be evidenced by a promissory note in the form of Exhibit "A" hereto (the "Note") and shall be payable as herein and therein set forth.

(b) The Note shall bear interest at the rate of ten percent (10%) annually, compounded monthly; principal shall be due on the earlier of November 1, 2022 or when the final payment of principal is due on the Mortgage Note, whether by acceleration or otherwise. Payments of accrued interest and mandatory prepayments of principal shall be made in an amount equal to one hundred percent (100%) of SVG's Cash Flow From the Property. Cash Flow From the Property shall mean gross revenues from the Property less payments made under Mortgage Note as modified by the Provisional Workout Agreement and ordinary and necessary cash disbursements incurred in connection with the Property but specifically excluding any management fee to any party and any amount paid for any purpose to SVG or any person with whom SVG has an Identity-of-Interest (as defmed in the Regulatory Agreement) except for payments made to H. James Santoro, Inc. for employee benefits with respect to employees of SVG who are not related to Harry J. Santoro.

4. Reporting Requirements. So long as any amount is due under the Note or the Mortgage Note, SVG shall deliver to Resource such data, reports, statements and information, financial or otherwise, as Resource may reasonably request including, without limitation:

(i) within ninety (90) days after the end of the fiscal year of SVG, financial statements of SVG for such year including a balance sheet, a statement of cash flow and an income statement, all in reasonable detail and prepared in accordance with generally accepted accounting principles, including all supporting schedules, and certified by independent public accountants or recognized standing or by Harry J. Santoro; and


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(ii) within thirty-five (35) days after the end of each calendar month, financial statements for the Property including a of cash flow and an accrual basis income statement certified as correct by Harry J. Santoro.

5. Inspection. SVG will permit any of Resource's officers or other representatives to visit the offices of SVG during regular business hours to examine and audit all of SVG's books of account, records, requests and other papers. All costs of such examination shall be paid by Resource unless such examination reveals a total discrepancy in excess of five percent (5 %) of the Cash Flow of the property, in which case all costs of such examination shall be paid by SVG.

6. Default. If any financial statements defined pursuant to Paragraph 4 or any books and records made available to Resource pursuant to Paragraph 5 are determined in the reasonable opinion of independent certified public accountants not regularly employed by Resource to have been materially false or misleading, SVG shall be deemed to be in default of this Agreement.

7. Other Documents. Any default by SVG under this Agreement or the Note shall be deemed to be in default under the Mortgage Note and the Provisional Workout Agreement. Borrower acknowledges that the Mortgage Note as modified by the Provisional Workout Agreement is in full force and effect and acknowledges there has been no default by any holder of the Mortgage Note and hereby waives any defenses or counterclaims it might have with respect to enforcement or collection of the Mortgage Note. SVG agrees to execute such documents as may be necessary so that its obligations under the Note will be secured by the Property.

8. Certain Refinancings. If, prior to the earlier of: (i) one year from the date that a closure report acceptable to most lenders is received by SVG from the engineering firm retained to remove the oil tanks and perform the remedial work, if any; or (ii) June 30, 1998, SVG is successful in finding a lender that makes a first mortgage loan secured by the Property in an amount sufficient to provide Resource with net proceeds (after all fees, costs and expenses of the transaction) of at least Two Million Three Hundred Thousand Dollars ($2,300,000), then Resource will:

(i) subordinate both the mortgage securing the Mortgage Note and any mortgage securing the Note to the mortgage of the new lender;

(ii) agree to modify the payment terms of the Mortgage Note and the Note as follows:

(a) interest shall accrue at a rate of 150 basis points above the interest rate on the new first mortgage on a deemed total principal amount equal to Three Million Three Hundred

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Fifty Thousand Dollars ($3,350,000) less the original principal amount of the new first mortgage.

(b) payments of interest and principal (based on the deemed principal amount described in Paragraph 8(ii)(a)) shall be payable monthly and shall be based on a twenty-five year amortization. However, to the extent the Net Cash Flow from the Property is insufficient to make the scheduled payments of interest and principal in ftill, SVG shall pay over to Resource until such time as the scheduled payments are current one hundred percent (100%) of the Net Cash Flow from the Property. Net Cash Flow from the Property shall mean Cash Flow before any payments on the Mortgage Note or the Note less payments made under the new first mortgage loan and contributions to escrow accounts reasonably established for taxes, insurance, utilities and replacements provided that any such escrow account shall be controlled by either the new first mortgage lender or Resource. Any interest payments not made as required because of insufficient Net Cash Flow shall be added to principal and shall bear interest at the rate set in Paragraph 8(ii)(a), compounded monthly.

(iii) agree to special provisions in the obligations of SVG retained by Resource as may be required by the new first mortgage lender to the extent such provisions are reasonable when compared to similar "soft second" mortgages permitted by the other first mortgage lenders in the reasonable opinion of Resource.

(iv) after it has received all of the interest and principal required under Paragraph 8(ii), assign its interest in the Mortgage Note and the Note to Harry J. Santoro for no additional consideration.

9. Notices. Any notices required or permitted by the Agreement shall be in writing and shall be deemed given if delivered in person or if not by telecopy or by nationally recognized overnight courier, via first class, Certified or Registered Mail, postage prepaid, as follows, unless such addresses are changed by written notice hereunder.

If to SVG Properties, L.P.:
SVG Properties, L.P.
c/o Harry J. Santoro
215 W. Main Street
Maple Shade, New Jersey 08052


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If to Resource Properties XXIII:

Resource Properties XXIII
1521 Locust Street - Suite 400
Philadelphia, PA 19102
Attn: Scott F. Schaeffer

10. Choice of Law and Consent of Jurisdiction. SVG and Resource agree that Pennsylvania law shall govern this Agreement and hereby irrevocably consent to the jurisdiction of the Court of Common Pleas of Delaware County, Commonwealth of Pennsylvania in the United States District Court for the Eastern District of Pennsylvania in any and all actions and proceedings occurring under this Agreement any other agreement or understanding between the parties and

IN WITNESS WHEREOF, the parties hereto have executed or caused to be executed this Agreement as of the date first written above.

Attest:                            RESOURCE PROPERTIES XXIII, INC.

/s/ Kimberly A. Tower
                                   By: /s/ illegible, President



                                   SVG PROPERTIES, L.P.
Attest:                            By: SPRING VILLAGE HOLDINGS, INC.,
                                       General Partner


                                   By: /s/ Harry J. Santoro
                                       Harry J. Santoro, President
Spring.Mil\Agreemen.2














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                                                               11/20/96
                                  NOTE

$110,000,00                                               Philadelphia, PA
                                                          November 25,1996

FOR VALUE RECEIVED and intending to be legally bound, the undersigned, SVG PROPERTIES, L.P., a New Jersey Iiinited partnership ("Borrower"), promises to pay, in lawful nioney of the United States, to the order of RESOURCE PROPER,rIES XXIII, INC. ("Lender"), at its offices, 1521 Locust Street, Philadelphia, PA 19102 (or at such other address as Lender may designate to Borrower), tile maximum aggregate principal sum of One Hundred 'ren Thousand Dollars ($110,000) or such lesser surn which represents the outstanding principal balance of all amounts advanced to tile Borrowei-Ae "Loans"), pursuant to the provisions of that certain Agreement dated as of Noveniber')-S , 1996 between Borrower and Lender (die "Agreement"). The outstanding principal balance hereunder sliall be payable pursuant to the ternis hereof and of the Agreement. The actual aniount due and owing froin tinle to time hereunder sliall be evidenced by Lender's records of receipts and disbursements with respect to the Loans, which sliall be conclusive evidence of such aniount, absent manifest error. All terms not otherwise defined herein shall have the meaning ascribed to thern in the Agreement.

Borrower further agrees to pay interest oil (lie outstanding principal balance hereunder from tinle to time at (lie per annurn rate set forth in Paragraph 3(b) of the Agreement. hi(erest and principal shall be due and payable oil the dates and otherwise in accordance with tile terms of the Agreement. In no contingency or event shall tile arnount of interest paid or agreed to be paid to Lender hereunder exceed tile highest lawful rate perinissible under any law which a court of collipetent jurisdiction shall, in a final determination, deern applicable hereto. In such event, the interest rate sliall autornatically be reduced to the maximum rate permitted by such law.

This Note shall evidence Borrower's unconditional obligations to repay tile aggrega(e outstanding balance of all of Loans made to Borrower, with interest thereon, and any expenses of' collection, including attorneys' fees and expenses (tile "Expenses") in connection therewith. If 13orrower fails to make any payment required hereunder or if a default occurs under the Agreement, Lender shall thereupon have the option at any tinle and from time to thile pursuant to the ternis of' the Agreement, to declare the unpaid principal balance of' (his Note along with accrued and unpaid interest and Expenses to be immediately due an payable and to exercise all rights and remedies set forth herein and in the other Agreement as well as all rights and remedies otherwise available to Lender at law or in equity, to collect the unpaid indebtedness heremider and thereunder.

Borrower hereby waives presentment for payment, protest, demand, notice of nonpayment or dishonor and all other notices in connection with the delivery, acceptance, Perf'oriliance or enforcement of this Note. Any failure or delay of Lender to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or ally other right at any other time or times. The waiver by Lender of a breach or default of any provision of (his Note shall not operate or be construed as a waiver of any subsequent breach or default (hereor. Borrower agrees to reimburse Lender for all Expenses, including, without limitation, attorneys' fees and costs incurred by Lender to enforce the provisions of this Note, to protect, preserve and defend Lender's rights under the Agreement and to collect Borrower's obligations hereunder.

BORROWER IRREVOCABLY AUTHORIZES AND EM06WERS ANY ATTORNEY OR ATTORNEYS OR THE PROTHONOTARY OR CLERK OF ANY COURT OF RECORD IN THE COMMONWEALTH OF PENNSYLVANIA, UPON THE OCCURRENCE OF AN E-VE-NT OF DEFAULT UNDER THE AGREEMENT, TO APPEAR FOR BORROWFR IN ANY SUCH COURT, WITH OR WITHOUT DECLARATION FILED, AS OF ANY TERM OR TIME THERE OR ELSEWHERE TO BE IIELD AND THEREIN TO CONFESS OR ENT1;R JUDGMENT AGAINST BORROWER IN FAVOR OF THE LENDER FOR ALL SUMS DUE OR TO BECOME DUE BY BORROWER TO LENDER UNDER THIS NOTE, WITH COSTS OF SUIT AND RELEASE OF ERRORS AND WITH THE GREATER OF FIVE- PERCENT (5%) OF SUCH SUMS OR $7,500.00 ADDED AS A REASONABLE ATTORNEY'S FEE; AND FOR DOING SO THIS NOTE OR A COPY VERIFIED By AFFIDAVIT SHALL BE SUFFICIENT WARRANT; SUCH AUTHORITY AND POWER STIALL NOT BE EXHAUSTED BY ANY EXERCISE THEREOF, AND JUDGMENT MAY BE CONFESSED AS AFORESAID FROM TIME TO TIME AS OFTEN AS ]'HERE IS OCCASION THEREFOR.

BORROWER ACKNOWLEDGES THAT IT HAS HAD THE Assis,rANCE OF COUNSEL IN THE REVIEW AND EXECUTION OF THIS NOTE AND FURTHER ACKNOWLEDGES THAT THE MEANING AND EFFECT OF THE CONFESSION OF JUDGMENT HAVE BEEN FULLY EXPLAINED TO IT BY SUCH COUNSEL.

BORROWER, BEING FULLY AWARE OF THE RIGHT TO NOTICE AND A HEARING CONCERNING THE VALIDITY OF ANY AND ALL CLAIMS THAT MAY BE ASSERTED AGAINST BORROWER BY THE LENDER BEFORE A JUDGMENT CAN BE ENTERED HEREUNDER OR BEFORE EXECUTION MAY BE LEVIED ON SUCII JUDGMEINT AGAINST ANY AND ALL PROPERTY OF BORROWER, HEREBY WAIVES THESE RIGHTS AND AGREES AND CONSENTS TO JUDGMENT BEING ENTERED BY CONFE~SSION IN ACCORDANCE WITH TIIETE~RMS HEREOFAND Exr,.curm BEING LEVIED ON SUCH JUDGMENT AGAINST ANY AND ALL PROPERTY OF BORROWER, IN EACH CASE WITHOUT FIRST GIVING NOTICE AND THE OPPORTUNITYTO 131--~ 111-LARD ON THE VALIDITY OF 'rHE CLAIM OR CLAIMS UPON WHICII SUCII JUDGMENT IS ENTERED.

All contractual rates of interest chargeable on outstanding Loans, regardless of the then applicable interest rate, shall continue to accrue and be paid even after default, maturity, acceleration, judgment, bankruptcy, insolvency proceedings of any kind or tile happening of any event or occurrence similar or dissimilar.



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Notwithstanding anything in this Note or in any agreemeat-securing this Note to the contrary, the liability of Borrower under this Note and any agreement securing this Not shall be nonrecourse to the general partner or any limited partner of Borrower and such general and limited partners shall have no liability whatsoever under (his Note and any agreement securing (his Note. No deficiency or other personal judgment shall be sought against such general or limited partner.

This Note shall be construed and governed by the laws of the Commonwealth of Pennsylvania, widiout regard to its otherwise applicable principles of conflict of laws. The provisions of this Note are severable and the invalidity or unenforceability of any provision sliall not alter or impair the remaining provisions of this Note. Jury trial is waived by Borrower and Lender in connection with any controversy or proceeding involving the rights of the parties to this Note, whether sounding in contract, tort or otherwise.

IN WITNESS WHEREOF, and intending to be legally bound hereby, Borrower has executed these presents the day and year first above written.



                                SVG PROPERTIES, L.P.

                                By: SPRING VILLAGE HOLDINGS, INC,
                                    General Partner


                                BY: /s/ Harry J. Santoro
                                    Harry J. Santoro, President


Spring.Mil\Note








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